Exhibit 10.1

BriDGEline Digital, inc.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 28, 2014, by and between Bridgeline Digital, Inc., a Delaware corporation (the “Company”), and the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of up to 200,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”) at a purchase price of $10.00 per Preferred Share, upon the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with the Investors’ purchase of the Preferred Shares, the Investors will receive certain rights to participate in public offerings of shares of the Company’s capital stock, and will be subject to certain restrictions on the transfer of the Preferred Shares and for the shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) issuable upon conversion of the Preferred Shares, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Preferred Shares as set forth herein.

1.	Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Agent Warrant Shares” shall mean any shares of the Company’s Common Stock issued upon exercise of the Agent Warrants.

“Agent Warrants” shall have the meaning set forth in Section 9.1(c).

“Blue Sky Application” as defined in Section 5.3(a) hereof.

“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing” and “Closing Date” as defined in Section 2.2 (c) hereof.

“Common Stock” as defined in the recitals above.

“Company” as defined in the recitals above.

“Company Financial Statements” as defined in Section 4.5(a) hereof.

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the Securities Act) or director of the Company, or the knowledge of any fact or matter which any person would reasonably be expected to become aware of in the course of performing the duties and responsibilities as an executive officer or director of the Company.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares (including, without limitation, the PIK Shares).

“Escrow Agreement” means that certain agreement, dated October 15, 2014 by and among the Company, the Placement Agent and CSC Trust Company of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Closing” and “First Closing Date” as defined in Section 2.2(a) hereof.

“Investor” as defined in the recitals above.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“PIK Shares” shall have the meaning ascribed to such term in the Series A Certificate of Designation.

“Piggyback Registration” as defined in Section 5.1 hereof.

“Placement Agency Agreement” means that certain agreement, dated October 15, 2014 by and between the Placement Agent and the Company.

“Placement Agent” means Taglich Brothers, Inc.

“Private Placement Memorandum” means the Company’s Private Placement Memorandum dated October 15, 2014, and any amendments or supplements thereto.

“Preferred Shares” as defined in the recitals above.

“Purchase Price” shall mean ten dollars ($10.00) per Preferred Share.

“Registrable Securities” shall mean the Conversion Shares and the Agent Warrant Shares; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investors without any restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulation D” as defined in Section 3.7 hereof.

“Regulation S” as defined in Section 6.1(i)(E) hereof.

“Rule 144” as defined in Section 6.1(i)(C) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” as defined in Section 4.5 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Certificate of Designation” as defined in Section 7.9 hereof.

“Subsequent Closing” and “Subsequent Closing Date” as defined in Section 2.2(b) hereof.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement, Series A Certificate of Designation, the Placement Agency Agreement and the Escrow Agreement.

“Transaction Securities” shall mean the Preferred Shares, PIK Shares and Conversion Shares.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Underwriter” shall mean any entity engaged by the Company to serve as an underwriter in connection with a registration or offering of securities referred to in Section 5.

2.	Sale and Purchase of Preferred Shares.

2.1.     Subscription for Preferred Shares by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Preferred Shares, in the respective amounts set forth on the signature pages attached hereto in exchange for the Purchase Price.

2.2     Closings.

(a)     First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Preferred Shares set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-1 (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date.”

(b)     Subsequent Closing(s). The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Preferred Shares set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”). There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Private Placement Memorandum. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date.” Notwithstanding the foregoing, the minimum number of Preferred Shares to be sold at the First Closing shall not be less than 150,000 and the maximum number of Preferred Shares to be sold at the First Closing and all Subsequent Closings shall not exceed 200,000 in the aggregate.

(c)     Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.” All Closings shall occur within the time periods set forth in the Private Placement Memorandum at the offices of Sichenzia Ross Friedman Ference LLP, counsel to the Placement Agent, at 61 Broadway, 32nd Floor, New York, New York 10006, or remotely via the exchange of documents and signatures.

2.3.     Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by the Investor of such Investor’s portion of the Purchase Price (as provided below), duly issued certificates representing the Preferred Shares registered in the name of the Investors. At each Closing, each Investor shall deliver or cause to be delivered to the Company the portion of the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing Date or in immediately available funds, by wire transfer to the following escrow account:

PNC Bank

300 Delaware Avenue

Wilmington, DE 19801

Acct Name: CSC Trust Company of Delaware, Escrow Agent for Bridgeline Digital

ABA#: 031100089

A/C#: 5605012373

OBI: FFC: Bridgeline Digital Escrow; 79-2231

Ref: Investor Name

3.	Representations, Warranties and Acknowledgments of the Investors.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

3.1     Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2     Purchase Entirely for Own Account. The Transaction Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Transaction Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Transaction Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

3.3.     Investment Experience. Such Investor acknowledges that the purchase of the Transaction Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Transaction Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4     Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Transaction Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Transaction Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement and the Private Placement Memorandum. Such Investor acknowledges that it has received and reviewed the Private Placement Memorandum describing the offering of the Transaction Securities, as well as copies of the Company’s SEC Filings since December 20, 2013.

3.5     Restricted Securities. Such Investor understands that the Transaction Securities are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Transaction securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.6     Legends. It is understood that, except as provided below, certificates evidencing the Transaction Securities may bear the following or any similar legend:

(a)     “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)     If required by the authorities of any state in connection with the issuance of sale of the Transaction Securities, the legend required by such state authority.

3.7     Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

3.8     No General Solicitation. Such Investor did not learn of the investment in the Transaction Securities as a result of any public advertising or general solicitation.

3.9     Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1.     Organization; Execution, Delivery and Performance.

(a)     The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company’s current Subsidiaries have no material assets and have had no more than de minimus revenues during the past 12 months, and to the Company’s knowledge, no Subsidiaries are expected to have material assets or revenues during the next three years.

(b)     (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Transaction Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents and the Agent Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents and the Agent Warrants has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents and the Agent Warrants constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2.     Securities Duly Authorized. The Transaction Securities to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations and warranties of the Investors to this Agreement, the offer and issuance by the Company of the Transaction Securities is exempt from registration under the Securities Act.

4.3     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) will not: (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, or for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act, the rules and regulations of the Nasdaq Stock Market and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Transaction Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.4.     Capitalization. As of October 15, 2014, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 21,943,903 shares are issued and outstanding, 3,543,140 shares are reserved for issuance pursuant to stock options granted under the Company’s equity compensation plans, 217,430 shares are reserved for issuance pursuant to the Company’s employee stock purchase plan, 1,508,700 shares are reserved for issuance pursuant to warrants to purchase Common Stock, 2,307,693 shares are reserved for issuance pursuant to secured convertible notes and 253,846 shares are reserved for issuance pursuant to an earnout provision in connection with the acquisition of ElementsLocal and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. Except as described above and in Schedule 4.4 hereto or in the Private Placement Memorandum, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except for the registration rights provisions contained herein) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Transaction Securities. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

4.5.     SEC Information.

(a)     The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Investors via the SEC’s EDGAR system and all SEC Documents since December 20, 2013 have been provided as an Annex to the Memorandum. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2014 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)     The shares of Common Stock are currently traded on the Nasdaq Capital Market. Other than notice received on May 28, 2014, as set forth in the SEC Documents, the Company has not  received notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with the continued listing and maintenance requirements of such exchange. Except as set forth in the SEC Documents, the Company is compliance with all such listing and maintenance requirements.

4.6     Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 2014, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

4.7     Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

4.8     No Material Changes.

(a)     Since June 30, 2014, except as set forth in the SEC Documents, there has not been:

(i)     Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(ii)     Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(iii)     Any incurrence of any material liability outside of the ordinary course of business.

4.9     No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Transaction Securities being offered hereby.

4.10     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Transaction Securities to the Investors. The issuance of the Transaction Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

4.11     No Brokers. Except as set forth in Section 9.1, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.12     Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.13     Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Transaction Securities as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Transaction Securities for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.

4.14     Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

4.15     Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.16     Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.17     Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Investors have been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Shares for any specified term; (ii) any Investor, and counterparties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Investors may engage in hedging and/or trading activities at various times during the period that the Transaction Securities are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

4.18     Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Transaction Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Transaction Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries (other than the Placement Agent).

4.19     Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

5.     Registration Rights.

5.1.     Participation in Registrations. Whenever the Company proposes to register any of its securities under the Securities Act, whether for its own account or for the account of another stockholder (except for the registration of securities (A) to be offered pursuant to an employee benefit plan on Form S-8 or (B) pursuant to a registration made on Form S-4, or any successor forms then in effect) at any time and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later than the earlier to occur of (i) the tenth (10th) day following the Company’s receipt of notice of exercise of other demand registration rights, or (ii) thirty (30) days prior to the anticipated filing date. Subject to the provisions of this Agreement, the Company will include in the Piggyback Registration all Registrable Securities, on a pro rata basis based upon the total number of Registrable Securities with respect to which the Company has received written requests for inclusion within ten (10) business days after the applicable holder’s receipt of the Company’s notice.

5.2.     Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws, (ii) processing expenses of the Placement Agent, not to exceed $20,000 without the Company’s approval, including, but not limited to, printing expenses, messenger, telephone and delivery expenses and customary marketing expenses, (iii) fees and disbursements of counsel and independent public accountants for the Company, (iv) fees and disbursements of one counsel to the Placement Agent not to exceed $30,000, and (v) filing fees and counsel fees of the Placement Agent if a determination is made that a FINRA Rule 5110 filing is required to be made with respect to the Registration Statement.

5.3.     Indemnification.

(a)     Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)     Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.3 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)     Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)     Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.3 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

5.4.     Cooperation by Investor. Each Investor shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5. Each Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

6.     Transfer Restrictions.

6.1.     Transfer or Resale. Each Investor understands that:

(i)     Except as provided in the registration rights provisions set forth above, the sale or resale of all or any portion of the Transaction Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Transaction Securities may not be transferred unless:

(A)     the Transaction Securities are sold pursuant to an effective registration statement under the Securities Act;

(B)     the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Transaction Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(C)     the Transaction Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Transaction Securities only in accordance with this Section 6.1 and who is an Accredited Investor;

(D)     the Transaction Securities are sold pursuant to Rule 144; or

(E)     the Transaction Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”);

and, in each case, the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Transaction Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2     Transfer Agent Instructions. If an Investor provides the Company with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to such counsel, to the effect that a public sale or transfer of such Transaction Securities may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.     Conditions to Closing of the Investors.

The obligation of each Investor hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1     Representations, Warranties and Covenants. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form reasonably acceptable to such Investor.

7.2     Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Preferred Shares and Transaction Securities.

7.3     Delivery by Company. The Company shall have duly executed and delivered to such Investor (A) each of the other Transaction Documents and (B) an instruction letter to the Company’s transfer agent regarding the issuance of the Preferred Shares in the number as is set forth on the signature page hereby being purchased by such Investor at the Closing pursuant to this Agreement.

7.4     Legal Opinion. Such Investor shall have received the opinion of Morse, Barnes-Brown & Pendleton, P.C., the Company’s counsel, dated as of the Closing Date, in the form reasonably acceptable to such Investor.

7.5     Listing of Conversion Shares. The Company shall have obtained approval of the NASDAQ Stock Market to list or designate for quotation (as the case may be) the Conversion Shares.

7.6     No Material Adverse Effect. Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.7     No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.8     Other Documents. The Company shall have delivered to such Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

7.9     Filing of Certificate of Designation. The Company shall have filed with the Secretary of State of Delaware the Certificate of Designation of Series A Convertible Preferred Stock, substantially in the form of Exhibit C hereto (the “Series A Certificate of Designation”).

7.10     Minimum at Initial Closing. At the Initial Closing, the Company shall have received subscriptions from Investors for at least $1,500,000 in the aggregate.

8.     Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with each Investor are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1.     Representations and Warranties. The representations and warranties made by such Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2.     Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9.     Miscellaneous.

9.1.     Compensation of Placement Agent. The Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby, (a) a commission success fee equal to eight percent (8%) of the Purchase Price of the Preferred Shares sold at each Closing, payable in cash, (b) an expense allowance, which shall include reimbursement of legal expenses incurred in connection with the transactions contemplated hereby, not to exceed $30,000 without the Company’s approval, payable in cash, and (c) five-year warrants, in the form attached hereto as Exhibit B (the “Agent Warrants”) to purchase such number of shares of the Company’s Common Stock equal to ten percent (10%) of the number of Common Stock into which the Preferred Shares sold in the Offering are convertible, at an exercise price per share equal to $0.65.

9.2.     Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

Bridgeline Digital, Inc. 80 Blanchard Road Burlington, Massachusetts 01803 Telephone: (781) 376-5555 Facsimile: (781) 376-5033 Attention: Mr. Thomas L. Massie, President and Chief Executive Officer	With a copy to:	Morse, Barnes-Brown & Pendleton, P.C. CityPoint 230 Third Avenue, 4th Floor Waltham, Massachusetts 02451 Telephone: (781) 622-5930 Facsimile: (781) 622-5933 Attention: Joseph C. Marrow, Esq.

The Investors:

As per the contact information provided on the signature pages hereof.

Taglich Brothers, Inc.:

Taglich Brothers, Inc. 275 Madison Avenue, Suite 1618 New York, NY 10016 Telephone: (212) 661-6886 Facsimile: (212) 661-6824 Attention: Robert C. Schroeder Vice President, Investment Banking	With a copy to:	Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725 Attention: Marc J. Ross, Esq.

9.3     Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.4     Indemnification.

(a)     The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)     Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.4, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.5.     Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

9.6     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for the Placement Agent and other registered broker-dealers, if any, who are specifically agreed to be and acknowledged by each party as third party beneficiaries hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.7.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, any Investor may, without the consent of the Company, assign its rights hereunder to any person that purchases Shares in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the 1934 Act.

9.8.     Public Disclosures. The Company shall (x) on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, (x) issue a press release (the “Press Release”) reasonably acceptable to the Investors disclosing all the material terms of the transactions contemplated by the Transaction Documents and (y) on or before 8:30 a.m., New York time, within three (3) Business Days after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company in connection with the transactions contemplated by the Transaction Documents. Neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Investor, to make the Press Release and any other press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Investor (which may be granted or withheld in such Investor’s sole discretion), the Company shall not disclose the name of such Investor in any filing (other than the 8-K Filing, any Registration Statement registering the Conversion Shares and any other filing as is required by applicable law and regulations), announcement, release or otherwise.

9.9.     Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.10.     Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and a majority-in-interest of the Investors (based on the number of Preferred Shares purchased hereunder).

9.11.     Applicable Law; Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

9.12.     Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.

9.14     Independent Nature of Investors. The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase Preferred Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledge and understand that Sichenzia Ross Friedman Ference LLP has served as counsel to the Placement Agent only.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

BRIDGELINE DIGITAL, INC.

By:	/s/Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Schedule 4.4

Capitalization

In connection with the acquisition of ElementsLocal on August 1, 2013, the Company issued 526,438 shares of Common Stock to the sellers of ElementsLocal. In addition, contingent consideration not to exceed 338,461 shares of Common Stock is contingently issuable to the sellers of ElementsLocal. The contingent consideration is payable quarterly over the 12 consecutive calendar quarters following the acquisition, contingent upon the acquired business achieving certain revenue targets.

Certain stockholders that acquired shares of the Company’s Common Stock in connection with the sale of their businesses to the Company were granted “piggyback” registration rights such that if the Company registers any securities for public sale for the benefit of any member of the Company’s management team or any stockholder that acquired their shares through the sale of their business to the Company, such stockholders will have the right to include their shares in a registration statement. In connection with that certain private placement dated October 29, 2010, the Company issued 1,000,000 shares of Common Stock to investors (the “October 2010 Private Placement”). In connection with the October 2010 Private Placement, the Company granted “piggyback” registration rights to investors in such October 2010 Private Placement. In connection with that certain private placement dated May 31, 2012, the Company issued 2,173,913 shares of Common Stock to investors (the “May 2012 Private Placement”). In connection with the May 2012 Private Placement, the Company granted “piggyback” registration rights to investors in such May 2012 Private Placement. In connection with that certain private placement dated June 19, 2013, the Company issued 2,300,000 shares of Common Stock and five-year warrants to purchase 460,000 shares of Common Stock to investors (the “June 2013 Private Placement”). The exercise price of the warrants issued in the June 2013 Private Placement is $1.25 per share. In connection with the June 2013 Private Placement, the Company granted “piggyback” registration rights to investors in such June 2013 Private Placement with respect to the shares of common stock sold in the offering and underlying the warrants. In connection with that certain private placement dated March 28, 2014, the Company issued 3,200,000 shares of Common Stock to investors (the “March 2014 Private Placement”). In connection with the March 2014 Private Placement, the Company granted “piggyback” registration rights to investors in such March 2014 Private Placement with respect to the shares of common stock sold in the offering.

In connection with that certain private placement which occurred between September 2013 and November 2013, the company sold an aggregate of $3,000,000 of 10% secured subordinated convertible notes (the "Notes"). The Notes accrue interest at a rate of ten percent (10%) per annum and mature on September 30, 2016. Interest on the Notes is payable quarterly in cash. The Notes are convertible at the election of the holder into shares of Common Stock at a conversion price equal to $1.30 per share at any time prior to the maturity date, provided that no holder may convert the Notes if such conversion would result in the holder beneficially owning more than 4.99% of the number of shares of Common Stock outstanding at the time of conversion. The Company granted “piggyback” registration rights to investors in such private placement with respect to the shares of common stock underlying the Notes.

On or about October 15, 2010, the Company issued Warrants to Purchase Common Stock exercisable for up to 50,000 shares of Common Stock. The Warrants to Purchase Common Stock terminate on or about October 15, 2015. As of the Closing, Warrants to Purchase Common Stock exercisable for 50,000 shares remain outstanding and unexercised. The Warrants to Purchase Common Stock were granted at exercise prices of $1.00 (25,000 shares) and $2.00 (25,000 shares) per share.

On or about May 31, 2012, the Company issued Warrants to Purchase Common Stock exercisable for up to 217,391 shares of Common Stock. The Warrants to Purchase Common Stock terminate on or about May 31, 2017. As of the Closing, Warrants to Purchase Common Stock exercisable for 217,931 shares remain outstanding and unexercised. The Warrants to Purchase Common Stock were granted at an exercise price of $1.40 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about June 19, 2013, the Company issued five-year Warrants to Purchase Common Stock exercisable for up to 230,000 shares of Common Stock. The Warrants to Purchase Common Stock terminate on or about June 19, 2018. As of the Closing, Warrants to Purchase Common Stock exercisable for 230,000 shares remain outstanding and unexercised. The Warrants to Purchase Common Stock were granted at an exercise price of $1.25 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about March 28, 2014, the Company issued five-year Warrants to Purchase Common Stock exercisable for up to 320,000 shares of Common Stock. The Warrants to Purchase Common Stock terminate on or about March 28, 2019. As of the Closing, Warrants to Purchase Common Stock exercisable for 320,000 shares remain outstanding and unexercised. The Warrants to Purchase Common Stock were granted at an exercise price of $1.05 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On September 30, 2013, the Company issued five-year warrants to the placement agent in the Company’s placement of subordinated convertible debt. The warrants are exercisable to purchase 153,846 of the Company’s common stock at a price equal to $1.30 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On November 6, 2013, the Company issued five-year warrants to the placement agent in the Company’s placement of subordinated convertible debt. The warrants are exercisable to purchase 76,923 of the Company’s common stock at a price equal to $1.30 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

Annex A

Securities Purchase Agreement

Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of ___________________ __, 2014 (the “Agreement”), with the undersigned, Bridgeline Digital, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Preferred Shares as set forth below, hereby agrees to purchase such Preferred Shares from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations, Warranties and Acknowledgments of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:

If an entity:

Print Name of Entity:

By:
Name:
Title:

If an individual:

Print Name:

Signature:

If joint individuals:

Print Name:

Signature:

All Investors:

Address:

Telephone No.:
Facsimile No.:
Email Address:

The Investor hereby elects to purchase ____________ Preferred Shares (to be completed by Investor) at a purchase price of $10.00 per Preferred Share under the Securities Purchase Agreement at a total Purchase Price of $__________ (to be completed by Investor).

Exhibit A-1

First Closing held on October 28, 2014

Schedule of Investors

Investor	Purchase Price	Preferred Stock

IRA FBO ROBERT F TAGLICH PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	$500,000.00	50,000
IRA FBO TIMOTHY M FITZPATRICK PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	$30,000.00	3,000
IRA FBO JULIANA K TAGLICH PERSHING LLC AS CUSTODIAN ROTH CONVERSION ACCOUNT	$30,000.00	3,000
SHADOW CAPITAL LLC	$160,000.00	16,000
ANN B OLDFATHER	$20,000.00	2,000
DAVID J. LARKWORTHY TOD DTD 01/20/06	$20,000.00	2,000
JOSEPH VOSILLA	$20,000.00	2,000
RONALD A BERO	$20,000.00	2,000
STERLING FAMILY INVESTMENT LLC	$160,000.00	16,000
PENSION INC TRUSTEE FBO THUEMLING INDUSTRIAL PRODUCTS INC PROFIT SHARING PLAN	$40,000.00	4,000
JOHN A FRIEDMAN	$35,000.00	3,500
CHARLES BRAND	$33,000.00	3,300
HOWARD A KALKA	$30,000.00	3,000
APPLEBAUM FAMILY LTD PARTNERS IRVING APPLEBAUM GENERAL PTNR	$20,000.00	2,000
DONALD V MOLINE	$15,000.00	1,500
JOHN & CHRISTINE LAURO JTWROS	$7,000.00	700
SCOT HOLDING INC	$15,000.00	1,500
WILLIAM KYLE NEELY	$60,000.00	6,000
NUTIE DOWDLE	$75,000.00	7,500
KARL L FISHER	$15,000.00	1,500
ROBERT W ALLEN TRUST UAD 04/29/08 ROBERT W ALLEN TTEE	$25,000.00	2,500
SUSAN M ALLEN TRUST UAD 04/29/08 SUSAN ALLEN TTEE	$25,000.00	2,500
KEITH R SCHROEDER	$50,000.00	5,000
DENIS FORTIN	$80,000.00	8,000
HARVEY BIBICOFF AND JACQUELINE BIBICOFF TRUSTEES OF THE BIBICOFF FAMILY TRUST DTD 5/16/00	$20,000.00	2,000
THE JOHN AND JERI TATE FAMILY TRUST DTD 8/13/05 JOHN E TATE & JERI L TATE TTEES	$10,000.00	1,000
SPAHR-DEREBERY FAMILY TRUST U A/D 10-11-90 GREGORY E SPAHR & M JENNIFER DEREBERY TTEE	$20,000.00	2,000
JEREMY BOND	$20,000.00	2,000
PETER FITZPATRICK	$5,000.00	500
BENSEV HOLDINGS INC	$10,000.00	1,000
Alvin Fund LLC	$170,000.00	17,000

First Closing Total	$1,740,000.00	174,000

Exhibit A-2

Subsequent Closing held on November 3, 2014

Schedule of Investors

Investor	Purchase Price	Preferred Stock

PAUL SIED	$95,000.00	9,500
THE SDM IRREVOCABLE TRUST FBO ANDREW SIED UAD 11/05/04 PAUL SEID TTEE	$24,750.00	2,475
THE SDM IRREVOCABLE TRUST FBO LAUREN SIED UAD 11/05/04 PAUL SEID TTEE	$24,750.00	2,475
FRANK R JAZZO	$10,000.00	1,000
LEONARD P GARTNER REVOCABLE TRUST UAD 01/05/2013 LEONARD GARTNER TTEE	$15,000.00	1,500
ELIOT D. COHEN AND BONNIE S. COHEN JTWROS	$15,000.00	1,500
LOUIS AND JUDITH MILLER FAMILY TRUST LOUIS & JUDITH TTEES	$15,000.00	1,500
ROBERT P GEISEN	$15,000.00	1,500
IRA FBO BRIGETTE FERRADA PERSHINF LLC AS CUSTODIAN ROLLOVER ACCOUNT	$32,500.00	3,250
IRA FBO LYNN B EPSTEIN PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	$13,000.00	1,300

Second Closing Total	$260,000.00	26,000

Exhibit B

Form of Warrant

BRIDGELINE DIGITAL, INC.

Warrant No. IA-2014-__

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:00 P.M., EASTERN TIME,
ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

FOR VALUE RECEIVED, Bridgeline Digital, Inc., a Delaware corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the date hereof but no later than 5:00 p.m., Eastern Time, on October 28, 2019 (the “Expiration Date”), to ____________ _________, or his, her or its registered assigns (the “Holder”), under the terms as hereinafter set forth, _____________________________ (_________) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a purchase price per share of $0.65 (the “Warrant Price”), pursuant to the terms and conditions set forth in this warrant (this “Warrant”). The number of shares of Common Stock issued upon exercise of this Warrant (“Warrant Shares”) and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.

This Warrant is issued to the placement agent for services rendered in connection with the Company’s Private Placement Memorandum dated October 15, 2014, as the same may be amended from time to time.

1.     Exercise of Warrant.

(a)     The Holder may exercise this Warrant according to the terms and conditions set forth herein by delivering to the Company (whether via facsimile or otherwise) at any time prior to the Expiration Date (such date of exercise, the “Exercise Date”) (i) the Exercise Notice attached hereto as Exhibit A (the “Exercise Notice”) (having then been duly executed by the Holder), and (ii) unless the Warrant is being exercised pursuant to a Cashless Exercise (as defined below), cash, a certified check, a bank draft or wire transfer in payment of the purchase price, in lawful money of the United States of America, for the number of Warrant Shares specified in the Exercise Form. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Form with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Form for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.

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(b)     On or before the third (3rd) Trading Day following the later of (i) the date on which the Company has received an Exercise Notice or (ii) the date on which the Company receives payment of the exercise price (which shall not apply for cashless exercises), the Company shall transmit an acknowledgment of confirmation of receipt of such Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the fifth (5th) Trading Day following the later of (i) the date on which the Company has received such Exercise Notice or (ii) the date on which the Company receives the exercise price (such later date, the “Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon the later of (i) the date on which the Company has received the Exercise Notice or (ii) the date on which the Company receives the exercise price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). Notwithstanding the foregoing, if a Holder has not received certificates for all Warrant Shares prior to the tenth (10th) business day after the Delivery Date with respect to an exercise of any portion of this Warrant for any reason, then Holder shall have the right, but not the obligation, at any time thereafter until receipt of all the Warrant Shares relating to the Exercise Notice, to rescind the Exercise Notice by providing notice to the Company (the “Rescission Notice”). Upon delivery of a Rescission Notice to the Company, the Holder shall regain the rights of a Holder of this Warrant with respect to such unexercised portions of this Warrant and the Company shall, as soon as practicable, return such unexercised Warrant to the Holder or, if the Warrant has not been surrendered, adjust its records to reflect that such portion of this Warrant has not been exercised.

(c)     This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional Warrant Shares. If exercised in part, at the request of the Holder and upon delivery of the original Warrant, the Company shall deliver to the Holder a new Warrant, identical in form to this Warrant, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the President or Chief Executive Officer of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

(d)     Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant by cash payment in the manner set forth in Section 1(a), the Holder may, in its sole discretion, elect to exercise this Warrant, or a portion hereof, and to pay for the Warrant Stock by way of cashless exercise (a “Cashless Exercise”). If the Holder wishes to effect a cashless exercise, the Holder shall deliver the Exercise Notice duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, in which event the Company shall issue to the Registered Holder the number of Warrant Shares computed according to the following equation:

X=	Y * ( A - B )
A

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; where

X = the number of Warrant Shares to be issued to the Registered Holder.

Y = the Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant Shares being exercised.

A = the Fair Market Value (defined below) of one share of Common Stock on the Exercise Date.

B = the Exercise Price (as adjusted pursuant to the provisions of this Warrant).

For purposes of this Section 1(d), the “Fair Market Value” of one share of Common Stock on the Exercise Date shall have one of the following meanings:

(1)     if the Common Stock is traded on a national securities exchange registered with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Fair Market Value shall be deemed to be the average of the Closing Prices over a five trading day period ending on the Exercise Date. For the purposes of this Warrant, “Closing Price” means the closing sale price of one share of Common Stock, as reported by Bloomberg; or

(2)     if the Common Stock is not traded on a national securities exchange, the Fair Market Value shall be deemed to be the average of the closing bid prices price over the ten (10) trading day period ending on the Exercise Date; or

(3)     if neither (1) nor (2) is applicable, the Fair Market Value shall be at the commercially reasonable price per share which the Company could obtain on the Exercise Date from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company’s Board of Directors.

For illustration purposes only, if this Warrant entitles the Holder the right to purchase 100,000 Warrant Shares and the Holder were to exercise this Warrant for 50,000 Warrant Shares at a time when the Exercise Price per share was $1.00 and the Fair Market Value of each share of Common Stock was $2.00 on the Exercise Date, as applicable, the cashless exercise calculation would be as follows:

X = 50,000 ($2.00-$1.00)

2.00

X = 25,000

Therefore, the number of Warrant Shares to be issued to the Holder after giving effect to the cashless exercise would be 25,000 Warrant Shares and the Company would issue the Holder a new Warrant to purchase 50,000 Warrant Shares, reflecting the portion of this Warrant not exercised by the Holder. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), it is intended, understood and acknowledged that the Warrant Shares issued in the cashless exercise transaction described pursuant to Section 1(c) shall be deemed to have been acquired by the Holder, and the holding period for the shares of Warrant Shares shall be deemed to have commenced, on the date of the Holder’s acquisition of the Warrant.

(e)     No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of such fractional Warrant Shares. The price of a fractional Warrant Share shall equal the product of (i) the closing price of the Common Stock on the exchange or market on which the Common Stock is then traded (if the Common Stock is not then publicly traded, then upon the Fair Market Value per share of the Common Stock (as determined by the Company’s Board of Directors)), and (ii) the applicable fraction.

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(f)     Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

(g)     The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2.     Disposition of Warrant Shares and Warrant.

(a)     The Holder hereby acknowledges that: (i) this Warrant and any Warrant Shares purchased pursuant hereto are not being registered (A) under the Securities Act of 1933 (the “Act”) on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering, or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and (ii) that the Company’s reliance on the registration exemption under Section 4(2) of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that he, she or it is acquiring this Warrant and will acquire Warrant Shares for investment for his, her or its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing this Warrant or Warrant Shares.

(b)     The Holder hereby agrees that he, she or it will not sell, transfer, pledge or otherwise dispose of (collectively, “Transfer”) all or any part of this Warrant and/or Warrant Shares unless and until he, she or it shall have first obtained an opinion, reasonably satisfactory to counsel for the Company, of counsel (competent in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed Transfer may be made without registration under the Act and without registration or qualification under any state law.

(c)     If, at the time of issuance of Warrant Shares, no registration statement is in effect with respect to such shares under applicable provisions of the Act and the Warrant Shares may not be sold pursuant to Rule 144 of the Act, the Company may, at its election, require that any stock certificate evidencing Warrant Shares shall bear legends reading substantially as follows:

“THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF SUCH RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE (OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES) SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT HAVE BEEN COMPLIED WITH.”

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate evidencing Warrant Shares, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.            Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all Warrant Shares will be duly authorized and will, upon issuance and payment of the exercise price therefor, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and encumbrances with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

Except and to the extent as waived or consented to in writing by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

4.            Exchange, Transfer or Assignment of Warrant. Subject to Section 2, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of the Company (“Warrants”) of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder. Subject to Section 2, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment Form and this Warrant shall promptly be canceled. Subject to Section 2, this Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

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5.            Capital Adjustments. This Warrant is subject to the following further provisions:

(a)     Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

(b)     Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be proportionately adjusted.

(c)     Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

(d)     Price Adjustments. Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted pursuant to Sections 5(a), 5(b) or 5(c), the then applicable Warrant Price shall be proportionately adjusted.

(e)     Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

(f)     Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional Warrant Shares or fractional portions of any securities upon the exercise of the Warrant.

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(g)     Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6.            Notice to Holders.

(a)     Notice of Record Date. In case:

(i)     the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)     of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)     of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least ten (10) calendar days prior to the record date therein specified, or if no record date shall have been specified therein, at least ten (10) days prior to such specified date.

(b)     Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly provide the Holder with prompt written notice, signed and certified by its Chairman, Chief Executive Officer, President or a Vice President, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

7.            Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

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8.            Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

9.            Registration Rights. The Holder shall have the registration rights with respect to its Warrant Shares pari passu to the purchasers of shares of Common Stock of the Company set forth in that certain Securities Purchase Agreement, dated as of October 28, 2014, between such purchasers and the Company.

10.          Notices.   Any notice provided for in this Warrant must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to the Company:

Bridgeline Digital, Inc.
80 Blanchard Road
Burlington, Massachusetts 01803
Attention: Mr. Thomas L. Massie,
                   President and Chief Executive Officer

If to the Holder:

To the address of such Holder set forth on the books and records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Warrant will be deemed to have been given (a) if personally delivered, upon such delivery, (b) if mailed, five days after deposit in the U.S. mail, or (c) if sent by reputable overnight courier service, one business day after such services acknowledges receipt of the notice.

11.         Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

12.         Submission to Jurisdiction. EACH OF THE HOLDER AND THE COMPANY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE HOLDER AND THE COMPANY ALSO AGREE NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

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13.          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

14.          Miscellaneous.

(a)     Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(b)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(c)     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(d)     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of this ___ day of _______________, 2014.

BRIDGELINE DIGITAL, INC.

By:
Michael D. Prinn
Executive Vice President and Chief Financial Officer

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

Bridgeline Digital, Inc.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Bridgeline Digital, Inc., a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. IA-2014-__ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.     Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.     Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the exercise price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.     Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

4.     Fractional Shares. In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Date: _______________ __, ______

   Name of Registered Holder

By:

Name:

Title:

A-1

EXHIBIT B

ASSIGNMENT FORM

Bridgeline Digital, Inc.
80 Blanchard Road
Burlington, Massachusetts 01803
Attention: Mr. Thomas L. Massie,
                   President and Chief Executive Officer

FOR VALUE RECEIVED,                                hereby sells, assigns and transfers unto

(Please print assignee’s name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

the right to purchase shares of common stock, par value $0.001 per share, of Bridgeline Digital, Inc., a Delaware corporation (the “Company”), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:
PRINT WARRANT HOLDER NAME

Name:
Witness:	Title:

B-1

Exhibit C

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

BRIDGELINE DIGITAL, INC.

Pursuant to Section 151 if the General Corporation Law of the State of Delaware

It is hereby certified that:

1. The name of the Company (hereinafter called the "Company") is Bridgeline Digital, Inc., a Delaware corporation.

2. The Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”) authorizes the issuance of One Million (1,000,000) shares of preferred stock, $0.001 par value per share, and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, that Two Hundred Sixty-Four Thousand (264,000) of the One Million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated Series A Convertible Preferred Stock, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

Section 1.Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Additional Amount” means, as of the applicable date of determination, with respect to each share of Preferred Stock, all declared and unpaid Dividends on such shares of Preferred Stock.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

“Business Day” means any day except Saturday, Sunday, and any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the subsidiaries of the Company, whether or not vested or otherwise convertible or exercisable into shares of Common Stock at the time of such issuance, which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means, with respect to each share of Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon as of such date of determination.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” means, with respect to each share of Preferred Stock, as of any Conversion Date or other applicable date of determination, $0.65, subject to adjustment as provided herein.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Dividend Date” shall have the meaning set forth in Section 3(b).

“Dividend Notice Due Date” means the tenth (10th) Business Day immediately prior to the applicable Dividend Date.

“Dividend Rate” means (i) during the two year period commencing on the Initial Issuance Date, six percent (6.0%) per annum and (ii) commencing after the two year anniversary of the Initial Issuance Date, twelve percent (12.0%) per annum.

“Effective Date” means the date that this Certificate of Designation is filed with the Secretary of State of Delaware.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” shall mean the owner of the Preferred Stock.

“Initial Issuance Date” shall have meaning set forth in Section 3(a).

“Junior Stock” shall have meaning set forth in Section 8.

“Liquidation” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its subsidiaries, taken as a whole.

“Liquidation Funds” shall have meaning set forth in Section 5.

“Mandatory Conversion” shall have the meaning set forth in Section 6(b).

“Mandatory Conversion Date” shall have the meaning set forth in Section 6(b).

“Mandatory Conversion Shares” shall have the meaning set forth in Section 6(b).

“New York Courts” shall have the meaning set forth in Section 9.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Offering” means the offering of the Preferred Stock pursuant to the Confidential Private Placement Memorandum of the Company, dated October 15, 2014, as amended or supplemented from time to time.

“Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Parity Stock” shall have meaning set forth in Section 8.

“PIK Conditions” shall mean that (i) there are additional authorized by unissued shares of Preferred Stock available for issuance and (ii) the total number of PIK Shares issued plus the number of PIK Shares proposed to be issued on the Dividend Payment Date do not exceed 64,000 in the aggregate.

“PIK Election” shall have the meaning set forth in Section 3(b).

“PIK Shares” shall have the meaning set forth in Section 3(b).

“Preferred Stock” shall have the meaning set forth in Section 2.

“Quarterly Dividend Date” shall have the meaning set forth in Section 3(a).

“Required Holders” shall have meaning set forth in Section 8.

“Senior Preferred Stock” shall have meaning set forth in Section 8.

“Stated Value” means $10.00 per share.

“Trading Day” means a day on which the NASDAQ Capital Market or any other trading market or exchange on which the Common Stock may then trade is open for business.

Section 2.    Designation, Amount and Par Value. The series of preferred stock designated by this Certificate of Designations shall be designated as the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of shares of Preferred Stock so designated shall be 264,000. Each share of Preferred Stock shall have a par value of $0.001 per share.

Section 3.     Dividends. (a) From and after the date of issuance of each share of Preferred Stock (the “Initial Issuance Date”), each holder of shares of Preferred Stock shall be entitled to receive dividends (“Dividends”), which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in PIK Shares or cash, by wire transfer of immediately available funds, on the Stated Value of such shares of Preferred Stock at the Dividend Rate, which shall be cumulative and shall continue to accrue and compound annually whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends on the shares of Preferred Stock shall commence accumulating on the Initial Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable quarterly in arrears on the first day of the next applicable quarter (each, a “Quarterly Dividend Date”) with the first Quarterly Dividend Date being January 1, 2015. If a Dividend Date is not a Business Day, then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date.

(b) Dividends shall be payable on each Quarterly Dividend Date, Mandatory Conversion Date, and the Redemption Date (each, a “Dividend Date”), to the record holders of the shares of Preferred Stock on the applicable Dividend Date, Dividends shall be payable in cash or, at the election of the Company (the “PIK Election”) the Company may, so long as the PIK Conditions are fulfilled, pay Dividends in part or full by delivery of additional shares of Preferred Stock (“PIK Shares”). The Company shall deliver a written notice to each Holder on the Dividend Notice Due Date which notice (1) either (A) confirms that Dividends to be paid on such Dividend Date shall be paid entirely in PIK Shares or (B) elects to pay Dividends as cash or a combination of cash and PIK Shares and specifies the amount of Dividends that shall be paid as cash and the amount of Dividends, if any, that shall be paid in PIK Shares and (2) certifies that as of the Dividend Date, the PIK Conditions will be satisfied, if any portion of the Dividends shall be paid in PIK Shares. Dividends to be paid to each Holder on a Dividend Date in PIK Shares shall be paid in a number of fully paid and non-assessable shares (rounded to the nearest whole share) of Preferred Stock equal to the amount of Dividends payable to such Holder on such Dividend Date, less any cash Dividends paid, divided by the Stated Value. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of PIK Shares.

Section 4.     Voting Rights. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled, on the same basis as holders of Common Stock, to receive notice of such action or meeting, and to cast the number of votes equal to the lesser of: (i) the number of shares of Common Stock into which such shares of Preferred Stock could be converted; and (ii) the number of shares of Common Stock into which such shares of Preferred Stock would be convertible if the conversion price on the record date for the vote or consent of stockholders is deemed to be the closing price of the Company’s Common Stock as of the date of the initial closing of the Offering, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).  Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together on an as-converted basis and not as separate classes. As long as any shares of Preferred Stock are outstanding, the Company may not, without the affirmative vote of the Required Holders, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designations, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, (d) authorize a new series of preferred stock with dividend, liquidation, voting or other rights senior to or pari passu to the Series A Preferred Stock or (e) enter into any agreement with respect to any of the foregoing.

Section 5.     Liquidation. Upon any Liquidation, the Holders of the Preferred Stock will be entitled to receive out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, an amount per Preferred Share equal to the Stated Value per share plus any accrued but unpaid Dividends thereon, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Stock and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation to be distributed to the Holders in accordance with this Section 5. All the preferential amounts to be paid to the Holders under this Section 5 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation event as to which this Section 5 applies. A Fundamental Transaction shall not be deemed a Liquidation.

Section 6.     Conversion.

a) Conversions at Option of Holder. Subject to the provisions of this Section 6, each share of Preferred Stock will be convertible, at any time and from time to time from and after the Effective Date, at the option of the Holder thereof, into Common Stock.  Holders may effect conversions by providing the Company with a conversion notice (a “Notice of Conversion”), which specifies the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or other form of electronic delivery such Notice of Conversion to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date will be the date that such Notice of Conversion to the Company is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions of shares of Preferred Stock, a Holder will not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Company unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof will be canceled and may not be reissued.

b) Mandatory Conversions at Option of Company. Commencing on the Trading Day on which the closing price of the Common Stock on the NASDAQ Capital Market or any other trading market or exchange on which the Common Stock may then trade, has been greater than $1.30 (subject to adjustment in the event of stock splits or stock dividends) for ten (10) consecutive Trading Days (subject to the condition that, on any Mandatory Conversion Date, the Mandatory Conversion Shares may be re-sold under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended), the Company in its sole discretion may effect the conversion of all of the Preferred Stock to Common Stock (a “Mandatory Conversion”) by (i) providing written notice to each Holder of such conversion and (ii) issuing to the Holders the Conversion Shares issuable upon the Mandatory Conversion (the “Mandatory Conversion Shares”). Within five Business Days following receipt of the Mandatory Conversion Shares, each Holder shall return the certificates for its Preferred Shares to the Company, provided that, failure by the Holder to return a certificate for Preferred Shares will have no effect on the Mandatory Conversion pursuant to this Section 6(b), which Mandatory Conversion will be deemed to occur upon the issuance by the Company of the Mandatory Conversion Shares (the “Mandatory Conversion Date”), and the Preferred Stock will be deemed to no longer be outstanding as of the date of such issuance.

c) Conversion Price. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each share of Preferred Stock (whether pursuant to Section 6(a) or 6(b)) shall be equal to the quotient of (i) the Conversion Amount and (ii) the Conversion Price in effect on such Conversion Date or Mandatory Conversion Date, as applicable.

d) Beneficial Ownership Limitation. Notwithstanding anything else to the foregoing herein (including Section 6(b)), the Company may not effect any conversion of the Preferred Stock, and a Holder will not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates will include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Preferred Stock beneficially owned by such Holder or any of its affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any warrants) beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership will be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any affiliates) and of how many shares of Preferred Stock are convertible will be in the sole discretion of such Holder, and the submission of a Notice of Conversion will be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company will have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual filing with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Stock, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. A Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation applicable to its Preferred Stock. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The provisions of this paragraph will be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph will apply to a successor holder of Preferred Stock.

 e) Mechanics of Conversion at Option of Holder

i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date, the Company shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates which will contain appropriate restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of shares of Preferred Stock. On or after the Effective Date, the Company shall, upon request of such Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Company at any time on or before its receipt of such certificate or certificates, in which event the Company shall promptly return to such Holder any original Preferred Stock certificate delivered to the Company and such Holder shall promptly return to the Company any Common Stock certificates representing the shares of Preferred Stock unsuccessfully tendered for conversion to the Company.

ii. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Preferred Stock, not less than such aggregate number of shares of the Common Stock as are issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Preferred Stock.  The Company covenants that all shares of Common Stock so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock.   As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv. Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock will be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company will not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Company will not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof will have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

f) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date or Mandatory Conversion Date, as applicable.

Section 7.     Certain Adjustments.

a) Stock Dividends and Stock Splits.  If the Company, at any time while the Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, will not include any shares of Common Stock issued by the Company upon conversion of this Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price will be multiplied by a fraction of which the numerator will be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator will be the number of shares of Common Stock, or in the event that clause (D) of this Section 7(a) will apply shares of reclassified capital stock, outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall adjust the Conversion Price in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new certificate of designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

c) Calculations.  All calculations under this Section 7 will be made to the nearest cent or the nearest share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date will be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

d) Notice to the Holders.

i. Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder.  If, while the Preferred Stock is outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Company, at least 20 Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder shall be entitled to convert Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 8.     Ranking. Except to the extent that the holders of at least 2/3rds of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 4, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date no Preferred Shares remain outstanding. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

Section 9.     Miscellaneous.

a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, electronic mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Purchase Agreement or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally or sent by a nationally recognized overnight courier service addressed to each Holder at the address of such Holder appearing on the books of the Company, or if no such address appears on the books of the Company, at the principal place of business of the Holders.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Preferred Stock certificate becomes mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Company.

d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced only in the state and federal courts sitting in City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver.  Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation.  Any waiver by the Company or a Holder must be in writing.

f) Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Status of Converted Preferred Stock.  If any shares of Preferred Stock shall be converted or reacquired by the Company, such shares shall resume the status of authorized but unissued Preferred Stock, provided, however, that such shares may be reissued only as PIK Shares.

h) Status of Unissued Preferred Stock. The Company may issue any remaining authorized but unissued shares of Preferred Stock following expiration or termination of the Offering only as PIK Shares.

i) Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (iii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Company as of this 28th day of October, 2014.

/s/Michael Prinn
Name: Michael Prinn Title: Treasurer and Chief Financial Officer